Exhibit 99.1

Quantumsphere Acquisition Corporation Announces Termination of the Agreement and Plan of Merger with SACH Pte.Ltd.

NEW YORK, September 1, 2026 – Quantumsphere Acquisition Corporation (Nasdaq: QUMS) (the “Company”) announced today that the Company, QUMS Pubco Ltd. and SACH Merge Sub Ltd. (collectively, the “Purchaser Parties”) have terminated the Agreement and Plan of Merger, dated October 3, 2025 (the “Merger Agreement”), with Omnivate Global Ltd. and SACH Pte. Ltd. (“SACH”).

On September 1, 2026, the Purchaser Parties delivered written notice to SACH terminating the Merger Agreement pursuant to Section 13.2(a) thereof. Prior to delivering the Termination Notice, the Purchaser Parties had delivered notice to SACH on July 14, 2026 regarding certain matters under the Merger Agreement and providing the applicable thirty-day period contemplated by the Merger Agreement to address such matters. Following the expiration of such period, the Purchaser Parties elected to terminate the Merger Agreement in accordance with its terms. Accordingly, the transactions contemplated by the Merger Agreement will not be consummated. The Purchaser Parties have reserved all rights and remedies available under the Merger Agreement and applicable law.

The Company intends to continue evaluating opportunities to complete an initial business combination.

About Quantumsphere Acquisition Corporation

Quantumsphere Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by applicable law.

Contact

Ping Zhang
Chief Executive Officer
Email: pzhang@quantumsphere.com
Tel: (212) 574-4425